                                                                   EXHIBIT 10.10





                         SECURITIES PURCHASE AGREEMENT



                                 APRIL 30, 1997



                       BAYARD DRILLING TECHNOLOGIES, INC.

                          ENERGY SPECTRUM PARTNERS LP

                                      AND

                         CHESAPEAKE ENERGY CORPORATION

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II - ISSUANCE AND PURCHASE OF THE SECURITIES  . . . . . . . . . . . .  4
         2.1     Purchase and Sale of the Initial Securities  . . . . . . . .  4
         2.2     Initial Closing  . . . . . . . . . . . . . . . . . . . . . .  4
         2.3     Initial Closing Delivery . . . . . . . . . . . . . . . . . .  4
         2.4     Initial Closing Payment  . . . . . . . . . . . . . . . . . .  4
         2.5     Purchase and Sale of the Additional Securities . . . . . . .  5
         2.6     Second Closing . . . . . . . . . . . . . . . . . . . . . . .  5
         2.7     Second Closing Delivery  . . . . . . . . . . . . . . . . . .  5
         2.8     Second Closing Payment . . . . . . . . . . . . . . . . . . .  5
         2.9     Further Assurances . . . . . . . . . . . . . . . . . . . . .  5
         2.10    Separate Purchases . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . .  6
         3.1     Incorporation and Good Standing  . . . . . . . . . . . . . .  6
         3.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . .  6
         3.3     No Conflicts and Consents  . . . . . . . . . . . . . . . . .  6
         3.4     Valid Issuance . . . . . . . . . . . . . . . . . . . . . . .  6
         3.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . .  7
         3.6     Financial Statements . . . . . . . . . . . . . . . . . . . .  8
         3.7     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         3.8     Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  8
         3.9     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . . . . . .  8
         4.1     Incorporation and Good Standing  . . . . . . . . . . . . . .  8
         4.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . .  8
         4.3     No Conflicts and Consents  . . . . . . . . . . . . . . . . .  9
         4.4     Investment Representations . . . . . . . . . . . . . . . . .  9
         4.5     Accredited Investor  . . . . . . . . . . . . . . . . . . . .  9
         4.6     Fees and Commissions . . . . . . . . . . . . . . . . . . . . 10

ARTICLE V - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . 10
         5.1     Conduct of Business  . . . . . . . . . . . . . . . . . . . . 10
         5.2     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . 10
         5.3     Additional Actions . . . . . . . . . . . . . . . . . . . . . 10

         5.4     Certain Restrictions . . . . . . . . . . . . . . . . . . . . 11
         5.5     Maintenance of Business  . . . . . . . . . . . . . . . . . . 11

ARTICLE VI - CONDITIONS TO INITIAL CLOSING  . . . . . . . . . . . . . . . . . 12
         6.1     Conditions to All Parties' Obligation to Close . . . . . . . 12
         6.2     Conditions to Purchasers' Obligation to Close  . . . . . . . 12
         6.3     Conditions to the Company's Obligation to Close  . . . . . . 13

ARTICLE VII - CONDITIONS TO SECOND CLOSING  . . . . . . . . . . . . . . . . . 14
         7.1     Conditions to Obligation to Close  . . . . . . . . . . . . . 14

ARTICLE VIII - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . 14
         8.1     Consent to Amendments; Waivers . . . . . . . . . . . . . . . 14
         8.2     No Assignment  . . . . . . . . . . . . . . . . . . . . . . . 14
         8.3     Severability . . . . . . . . . . . . . . . . . . . . . . . . 15
         8.4     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         8.5     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         8.6     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . 16
         8.7     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 16
         8.8     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         8.9     Public Announcements . . . . . . . . . . . . . . . . . . . . 16
         8.10    Survival of Representations and Warranties . . . . . . . . . 17
         8.11    No Third Party Beneficiaries . . . . . . . . . . . . . . . . 17
         8.12    Execution in Counterparts  . . . . . . . . . . . . . . . . . 17
         8.13    WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . 17


         EXHIBITS AND SCHEDULES

           Exhibit A      -       Form of Note
           Exhibit B      -       Form of Series A Warrant
           Exhibit C      -       Form of Series B Warrant
           Exhibit D      -       Form of Restated Registration Agreement
           Exhibit E      -       Form of Restated Stockholders Agreement
           Exhibit F      -       Form of Opinion of Company's Counsel

           Schedule 2.1   -       Securities to be Purchased

                         SECURITIES PURCHASE AGREEMENT


                 SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of April 30, 1997, by and among Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), Chesapeake Energy Corporation, an Oklahoma corporation ("Chesapeake"), and Energy Spectrum Partners LP, a Delaware limited partnership ("Energy Spectrum", and together with Chesapeake, the "Purchasers").

                                  WITNESSETH:

                 WHEREAS, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to the Purchasers, (i) an aggregate of 570,000 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, (ii) $20,520,000 aggregate principal amount of the Company's Subordinated Notes (the "Notes"), (iii) Series A Warrants of the Company representing the right to purchase 399,000 shares of Common Stock at an exercise price of $0.01 per share (the "Series A Warrants"), and (iv) Series B Warrants of the Company representing the right to purchase 456,000 shares of Common Stock at an exercise price of $15.00 per share (the "Series B Warrants" and, collectively with the Series A Warrants, the "Warrants" and, together with the Shares and the Notes, the "Initial Securities");

                 WHEREAS, in addition to the above described purchases, Chesapeake desires to purchase from the Company at the option of the Company, and the Company desires to issue and sell, at its option, to Chesapeake, (i) an additional 60,000 shares of Common Stock (the "Additional Shares"), (ii) an additional $2,160,000 aggregate principal amount of the Company's Subordinated Notes (the "Additional Notes") and (ii) additional Series A Warrants representing the right to purchase 42,000 shares of Common Stock at an exercise price of $0.01 per share (the "Additional Series A Warrants") and Series B Warrants representing the right to purchase 48,000 shares of Common Stock at an exercise price of $15.00 per share (the "Additional Series B Warrants" and, collectively with the Additional Series A Warrants, the "Additional Warrants" and, together with the Additional Shares and the Additional Notes, the "Additional Securities");

                 WHEREAS, in connection herewith, the parties hereto, together with the other shareholders of the Company, are entering into (i) the Restated Stockholders Agreement (as hereinafter defined), providing for certain rights and obligations with respect to the management of the Company, the voting of Common Stock and the Warrants, restrictions on transfer, and certain other matters and (ii) the Restated Registration Agreement (as hereinafter defined) providing the holders of Common Stock with certain rights in connection with the registration of Common Stock.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 As used in this Agreement:

                 "Initial Closing" means the closing of the sale and purchase of the Initial Securities pursuant to this Agreement.

                 "Interest Coverage Ratio" means, at any date, the ratio of Cash Flow to Total Interest Expense. For this ratio, "Cash Flow" means the arithmetic sum of the Company's trailing 12 month net income, interest expense, deferred taxes, depreciation and amortization expense, plus or minus non-recurring items of gain or loss included in net income, accounted on a consolidated basis and prepared in accordance with generally accepted accounting principles as of the date of determination, and "Total Interest Expense" means the sum of the interest expense on all of the Company's long-term debt and capitalized lease obligations during such trailing 12 month period.

                 "Permitted Debt" means (i) accounts payable and accrued liabilities incurred in the ordinary course of business; (ii) letters of credit, performance and bid bonds obtained by the Company in the ordinary course of business; (iii) debt incurred by any non-consolidated subsidiary that is non-recourse to the Company; (iv) the Notes, the Additional Notes and the PIK Notes (v) amounts borrowed under (a) the Loan Agreement dated as of December 10, 1996 between the Company and The CIT Group/Equipment Financing, Inc., (b) an Amended and Restated Loan Agreement of up to $31,000,000 to be entered into between the Company and Fleet Capital Corporation and The CIT Group/Equipment Financing, Inc. or another lender, (c) The CIT Group/Equipment Financing, Inc. sale and leaseback arrangements and (d) the proposed revolving credit facility of up to $10,000,000 to be entered into between the Company and Fleet Capital Corporation or another lender and (vi) any refinancing of amounts in clause (v).

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                 "PIK Notes" means those certain notes issued from time to time by the Company to the holders of the Notes and the Additional Notes as provided for in Section 1 thereof.

                 "Related Agreements" means the Restated Registration Agreement and the Restated Stockholders Agreement.

                 "Restated Registration Agreement" means the Amended and Restated Registration Rights Agreement by and among the Company, the Purchasers and the other stockholders of the Company in the form of Exhibit D.

                 "Restated Stockholders Agreement" means the Amended and Restated Stockholders and Voting Agreement by and among the Company, the Purchasers and the other stockholders of the Company in the form of Exhibit E.

                 "Second Closing" means the closing of the sale and purchase of the Additional Securities pursuant to this Agreement.

                 "Securities" means the Initial Securities and the Additional Securities.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Debt" means the principal of (and premium if any) and interest on, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such Proceeding), and other obligations with respect of, the following, whether incurred on or prior to the date of this Agreement: (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or service (but excluding trade payables or accrued liabilities arising in the ordinary course of business); (v) every capitalized lease obligation of the Company; and (vi) every obligation of the type referred to in clauses (i) through (v) of another person the payment of which the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided, that, Senior Debt shall not be deemed to include (a) any indebtedness or obligation of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (b) any indebtedness or obligation of the Company to any of its subsidiaries or employees, (c) any liability for taxes, (d) any indebtedness or other monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of goods, materials or services, (e) every obligation of the type referred to in clauses (i) through (v), if the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such obligation is not superior in right of payment to the Notes or to other obligations which are pari passu with, or subordinated to, the Notes and (f) the Notes, the Additional Notes and the PIK Notes.

                 "Tangible Net Worth" means, at any date, the sum of the Company's capital stock (excluding treasury stock, but including warrants and preferred stock), surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounted on a consolidated basis appearing on a consolidated balance sheet prepared in accordance with generally accepted accounting principles as of the date of determination, excluding, however, from the determination, all inter-company transactions and after deducting therefrom the net book value of all assets (after deducting any reserves applicable thereto) which would be treated as intangibles under generally accepted accounting principles (including, without limitation, such items as goodwill, trademarks, trade names, patents and licenses, franchises and operating rights) and excluding the amount of the Company's equity investment in any non-consolidated subsidiary.

                 "Total Debt" means, at any date, total indebtedness for borrowed money, including the sum of all Senior Debt outstanding, the Notes, the Additional Notes and the PIK Notes.

                 "Trend" means Trend Drilling Co., an Oklahoma corporation.

                 "Trend Acquisition" means the acquisition by the Company of all of the outstanding capital stock of Trend pursuant to that certain Stock Purchase Agreement, dated as of February 13, 1997, by and between Harold G. Hamm, an individual acting in his capacity as Trustee of the Harold G. Hamm Revocable Inter Vivos Trust dated April 23, 1984, and the Company.


                                   ARTICLE II
                    ISSUANCE AND PURCHASE OF THE SECURITIES

                 2.1 Purchase and Sale of the Initial Securities. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, at the Initial Closing the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the Initial Securities set forth on Schedule 2.1 hereto, in exchange for payment to the Company by each Purchaser of the purchase price set forth thereon.

                 2.2 Initial Closing. The Initial Closing shall take place at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Suite 700, Dallas, Texas 75201, on May 1, 1997, at 9:00 a.m., Dallas, Texas time, or at such other time, date and place as may be agreed to in writing by the Company and the Purchasers.

                 2.3 Initial Closing Delivery. At the Initial Closing, the Company shall deliver to each of the Purchasers, against payment by each such Purchaser of the purchase price related thereto: (i) one or more certificates representing the Shares to be purchased by such Purchaser, duly issued and in a form sufficient to vest title thereto fully in such Purchaser;
(ii) a Note, in the aggregate principal amount to be purchased by such Purchaser, substantially in the form of Exhibit A hereto; (iii) a Series A Warrant representing the right of such Purchaser to purchase the number of shares of Common Stock provided for on Schedule 2.1, substantially in the form of Exhibit B hereto; and (iv) a Series B Warrant representing the right of such Purchaser to purchase the number of shares of Common Stock provided for on
Schedule 2.1, substantially in the form of Exhibit C hereto.

                 2.4 Initial Closing Payment. At the Initial Closing, (i) each Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated by the

Company or by such other means as may be acceptable to the Company, the aggregate purchase price to be paid by such Purchaser as provided for on
Schedule 2.1 and (ii) the Company shall pay, by wire transfer of immediately available funds to an account designated by Chesapeake or by such other means as may be acceptable to Chesapeake, an amount equal to $250,000.

                 2.5 Purchase and Sale of the Additional Securities. At anytime on or prior to April 30, 1998, the Company shall have the right, but not the obligation, to sell the Additional Securities to Chesapeake on the terms and subject to the conditions set forth herein. The Company may exercise such right by delivering a written notice (the "Second Closing Notice") of such exercise to Chesapeake at least 15 days prior to the date of the Second Closing set forth in such Second Closing Notice. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, at the Second Closing the Company shall sell to Chesapeake, and Chesapeake shall purchase from the Company, the Additional Securities, in exchange for payment to the Company by Chesapeake of $3,000,000.

                 2.6 Second Closing. The Second Closing shall take place at such time, date and place as may be agreed to in writing by the Company and Chesapeake, provided the Second Closing shall occur on or prior to April 30, 1998.

                 2.7 Second Closing Delivery. At the Second Closing, the Company shall deliver to Chesapeake, against payment by Chesapeake of the purchase price set forth in Section 2.5: (i) the Additional Shares; (ii) the Additional Note, substantially in the form of Exhibit A hereto; (iii) the Additional Series A Warrant, substantially in the form of Exhibit B hereto; and
(iv) the Additional Series B Warrant, substantially in the form of Exhibit C hereto.

                 2.8 Second Closing Payment. At the Second Closing, Chesapeake shall pay to the Company, by wire transfer of immediately available funds to an account designated by the Company or by such other means as may be acceptable to the Company, the aggregate purchase price to be paid by Chesapeake as provided for in Section 2.5.

                 2.9 Further Assurances. At or after the each Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as any party may reasonably deem to be necessary or advisable in order to consummate the transactions contemplated by this Agreement and to carry out and effectuate the purposes intended hereby to be accomplished. The parties hereto further agree to cooperate and take such additional actions as may be necessary for the Company to enter into an Amended and Restated Loan Agreement with The CIT Group/Equipment Financing, Inc. and Fleet Capital Corporation, including a subordination agreement.

                 2.10 Separate Purchases. The sale of the Initial Securities and the Additional Securities hereunder to the Purchasers are to be separate sales, and neither of the Purchasers is to be responsible for the acts or defaults of the other Purchaser at either Closing.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                 The Company hereby represents and warrants to each of the Purchasers that the following are true and correct as of the date hereof and will be true and correct at and as of each Closing as if made on the date of such Closing:

                 3.1 Incorporation and Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own the properties owned by it, to conduct its business as presently conducted and to execute and deliver this Agreement and the Related Agreements and the other documents and instruments contemplated hereunder and thereunder to be executed and delivered by it to consummate the transactions contemplated hereunder and thereunder.

                 3.2 Authority. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereunder and thereunder by the Company have been duly and validly authorized by all requisite corporate action on the part of the Company. This Agreement and the Related Agreements have been duly and validly executed by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                 3.3 No Conflicts and Consents. The execution, delivery and performance by the Company of this Agreement and the Related Agreements do not, and the consummation by the Company of the transactions contemplated hereunder and thereunder will not (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit or license to which the Company is a party or by which the Company's assets may be bound, (iii) require the Company to obtain any consent, approval, permit, notice, action, authorization or waiver of or file with or give notice to any governmental authority or any other Person not a party to this Agreement or any of the Related Agreements, (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any governmental authority or any order, writ, injunction, judgment or decree of any court, arbitrator or government authority or (v) result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Company.

                 3.4      Valid Issuance.

                 (a) The Shares have been duly authorized, and when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances created by the Company and will not have been issued in violation of the preemptive rights of any stockholder of the Company. Upon the delivery to the Purchasers of the certificates evidencing the Shares, the Purchasers shall acquire good and indefeasible title to the Shares.

                 (b) The Notes and the Additional Notes have been duly authorized, and when executed by an authorized officer of the Company and sold and delivered in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

                 (c) The Warrants and the Additional Warrants have been duly authorized, and when sold and delivered in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

                 (d) The shares of Common Stock issuable upon exercise of the Warrants and the Additional Warrants have been validly reserved and, upon issuance in accordance with the exercise provisions of the Warrants or Additional Warrants, as applicable, will be validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances created by the Company.

                 3.5 Capitalization. The authorized capital stock of the Company consists of (a) 10,000,000 shares of Common Stock, of which (i) 2,850,000 shares are issued and outstanding, (ii) 1,000,000 shares are subject to issuance pursuant to an option agreement with Chesapeake (iii) up to 150,000 shares are subject to issuance pursuant to a warrant issued to The CIT Group/Equipment Financing, Inc., (iv) up to 50,000 shares are subject to issuance pursuant to a warrant to be issued to R.T. Oliver Drilling, Inc., (v) 125,000 shares are to be issued to the sole stockholder of Trend in connection with the Trend Acquisition, (vi) 200,000 shares are to be issued to the shareholders of Ward Drilling Company, and (vii) up to 100,000 shares are subject to issuance pursuant to a warrant to be issued to the shareholders of Ward Drilling Company and (b) 2,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are issued and outstanding. No shares of capital stock of the Company are held in its treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and non-assessable. Except as referred to in this Section 3.5, and any share options for Common Stock granted or to be granted under the Company's 1997 Stock Option and Stock Award Plan, there are no outstanding options, warrants, conversion or other rights or agreements of any kind (other than this Agreement, the Related

Agreements and the Master Agreement, dated as of November 26, 1996, of which each Purchaser is a party) for the purchase or acquisition from, or the sale or issuance by, the Company of any shares of capital stock of the Company, and no authorization therefor has been given.

                 3.6 Financial Statements. The Company's consolidated balance sheet as of December 31, 1996 and the related consolidated statements of operations for the year then ended have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly, in all material respects, the financial position of the Company at such date and the results of operations for the year then ended in conformity with such principles.

                 3.7 Taxes. The Company has filed or caused to be filed all tax returns required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and except as to such taxes being contested in good faith by appropriate proceedings for which adequate reserves are being maintained The Company has established reserves to the extent it believes to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

                 3.8 Litigation. There are no suits or proceedings pending or, to the Company's knowledge, threatened which might reasonably be expected to have a material adverse effect on the Company.

                 3.9 Insurance. The Company is a beneficiary of policies of insurance, issued by insurers of recognized responsibility, providing adequate coverage to insure the assets of the Company against such risks and in such amounts as are prudent and customary in the Company's industry. All premiums due on such policies have been paid and no notice of cancellation has been received with respect thereto.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that the following are true and correct as of the date hereof and will be true and correct at and as of the Initial Closing and, in the case of Chesapeake, at the Second Closing, as if made on the date of such
Closing:

                 4.1 Incorporation and Good Standing. The Purchaser is a legal entity duly incorporated or formed and validly existing under the laws of its jurisdiction of organization, and has all requisite power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereunder and thereunder.

                 4.2 Authority. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereunder and thereunder by the Purchaser have been duly and validly authorized by all requisite partnership or corporate action on the part of the Purchaser. This Agreement and the Related Agreements have been duly and validly executed by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                 4.3 No Conflicts and Consents. The execution, delivery and performance by the Purchaser of this Agreement and the Related Agreements do not, and the consummation by the Purchaser of the transactions contemplated hereunder and thereunder will not (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws or partnership agreement, as applicable, of the Purchaser, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit or license to which the Purchaser is a party or by which the Purchaser's assets may be bound, (iii) require the Purchaser to obtain any consent, approval, permit, notice, action, authorization or waiver of or file with or give notice to any governmental authority or any other Person not a party to this Agreement or any of the Related Agreements or (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any governmental authority or any order, writ, injunction, judgment or decree of any court, arbitrator or government authority.

                 4.4 Investment Representations. The Purchaser is acquiring the Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants) for its own account, for investment purposes only and not with a view to resale or any other distribution thereof, in whole or in part, in violation of the Securities Act. The Purchaser acknowledges and agrees that it may not assign, sell, hypothecate or otherwise transfer the Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants) unless (i) (A) a registration statement is in effect under the Securities Act with respect to the sale or other distribution of such Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants), or (B) a written opinion of counsel acceptable to the Company is obtained to the effect that no such registration is required, and (ii) except in the case of publicly traded shares of Common Stock, the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act. The Purchaser has no reason to anticipate any change in its respective circumstances, financial or otherwise, that would cause or require any sale or distribution of the Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants).

                 4.5 Accredited Investor. The Purchaser (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants) and has the financial ability to assume the monetary risk associated therewith; (b) is able to bear the complete loss of its investment in the Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants); (c) has received such documents and information as it has requested and has had the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Company and the terms and conditions of the offering of the Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants) and to obtain additional information; (d) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (e) is not an entity formed solely to make this investment; and (f) is not relying upon any statements or instruments made or issued by any Person other than the Company and its officers in making its decision to invest in the Securities (including shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants).

                 4.6 Fees and Commissions. The Purchaser has not retained any broker or any other person acting on behalf of the Purchaser in connection with the transactions contemplated by this Agreement which would give rise to any valid claim against the Purchaser or the Company for any brokerage or finder's commission, fee or similar compensation.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

                 5.1 Conduct of Business. From the date hereof until the Second Closing, except as permitted by this Agreement or as otherwise consented to by each Purchaser in writing, such consent not to be unreasonably withheld, the Company shall:

                 (a) carry on its business in the ordinary course in substantially the same manner in which it previously has been conducted and, to the extent consistent with such business, use reasonable efforts to preserve intact its present business organization and to preserve its relationship with customers, suppliers and others having business dealings with it; and

                 (b) maintain its books of account and records in its usual, regular and ordinary manner, consistent with its past practice.

                 5.2 Use of Proceeds. The Company will use the proceeds from the sale of the Initial Securities for (i) payment of the purchase price and other costs and expenses associated with the Trend Acquisition, (ii) the acquisition of other drilling rigs, equipment, and other assets and properties used in connection with the Company's drilling business, (iii) fees and expenses related to the transactions contemplated hereunder, and (iv) working capital and capital expenditures related to the Company's drilling business.

                 5.3 Additional Actions. The Company agrees that on or prior to the Initial Closing and the Second Closing:

                 (a) The Company shall not take any action that would adversely affect the condition (financial or otherwise), business, operations or assets of the Company without the prior written consent of the Purchasers, or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of the Initial Closing or the Second Closing, as the case may be, or preclude the Company from making such representations and warranties at and as of the time of the Initial Closing or the Second Closing, as the case may be.

                 (b) As soon as practicable after the execution of this Agreement, but in any event prior to the Initial Closing, the Company will use commercially reasonable efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement and the Related Agreements.

                 5.4 Certain Restrictions. For so long as either of the Purchasers beneficially owns at least $2,000,000 principal amount of the Notes, the Company shall not, without the prior consent of each Purchaser owning at least $2,000,000 principal amount of the Notes on such date:

                 (a) pay any dividends or make any cash distributions to its shareholders;

                 (b) sell, within any 12 month period, any assets representing greater than 10% of the total book value of the Company's assets as shown on the Company's most recent audited balance sheet, unless the proceeds of such sales are used to repay Senior Debt or the Notes;

                 (c) incur any indebtedness for borrowed money, other than Permitted Indebtedness, unless at such incurrence:

                          (i) the ratio of Senior Debt to Tangible Net Worth as of the most recent balance sheet date and after giving effect to the proposed borrowing is not greater than 1.5:1.0 prior to June 30, 1998, 1.33:1.0 from July 1, 1998 to June 30, 1999 and 1.25:1.0, thereafter;

                          (ii) the ratio of Total Debt to Tangible Net Worth as
                 of the most recent balance sheet date and after giving effect to the proposed borrowing is not greater than 2.0:1.0 prior to June 30, 1998, 1.75:1.0 from July 1, 1998 to June 30, 1999 and
                 1.50:1.0, thereafter; and

                          (iii) the Interest Coverage Ratio is at least 2.5:1.0
                 prior to June 30, 1998 and 3.0:1.0, thereafter.

                 5.5      Maintenance of Business.   For so long as either of
the Purchasers beneficially owns at least $2,000,000 principal amount of the Notes, the Company shall retain contract drilling in the United States as it principal business activity and shall not enter into any business activity unrelated to the provision of oilfield services.


                                   ARTICLE VI
                         CONDITIONS TO INITIAL CLOSING

                 6.1 Conditions to All Parties' Obligation to Close. The obligation of each party hereto to consummate the transaction contemplated hereunder at the Initial Closing shall be subject to the satisfaction of each of the following conditions:

                 (a) As of the Initial Closing, the purchase of the Initial Securities by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                 (b) As of the Initial Closing, all authorizations, approvals or permits of, or filings with any governmental authority, including state securities or "blue sky" offices, that are required by law in advance of the lawful sale and issuance of the Securities, shall have been duly obtained by the Company, and shall be effective as of the Initial Closing.

                 (c) No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                 (d) The Restated Stockholders Agreement and the Restated Registration Agreement shall have been executed and delivered by all parties thereto.

                 6.2 Conditions to Purchasers' Obligation to Close. The obligation of each Purchaser to consummate the transactions contemplated hereunder at the Initial Closing shall be subject to the satisfaction of each of the following conditions:

                 (a) The representations and warranties made by the Company herein shall be true and correct when made, and shall be true and correct as of the Initial Closing as if made at the Initial Closing.

                 (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Initial Closing shall have been performed or complied with in all material respects.

                 (c) At the Initial Closing, the Company shall have delivered to the Purchasers a certificate, executed by its chief executive officer, dated the date of the Initial Closing, certifying to the fulfillment of the conditions specified in Sections
         6.2 (a) and (b) of this Agreement.

                 (d) At the Initial Closing, the Company shall have delivered to the Purchasers copies of each of the following, in each case certified to be in full force and effect on the date of the Initial Closing by the Secretary of the Company:

                 (i) the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Initial Closing;

                 (ii)     the Bylaws of the Company; and

                 (iii) resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Related Agreements, and the transactions contemplated hereunder and thereunder, the issuance and sale of the Initial Securities and the reservation of the shares of Common Stock issuable upon conversion of the Warrants.

                 (e) The Purchasers shall have received at the Closing the opinion of Baker & Botts, L.L.P., counsel for the Company, dated the date of the Closing, in substantially the form of Exhibit F.

                 (f) The Company shall have obtained and delivered to the Purchasers such written consents to the transactions contemplated by this Agreement as shall be necessary to effect this Agreement.

                 6.3 Conditions to the Company's Obligation to Close. The obligation of the Company to consummate the transactions contemplated hereunder at the Initial Closing shall be subject to the satisfaction of each of the following conditions:

                 (a) The representations and warranties made by each of the Purchasers herein shall be true and correct when made, and shall be true and correct as of the Initial Closing as if made at the Initial Closing.

                 (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by each of the Purchasers at or prior to the Initial Closing shall have been performed or complied with in all material respects.

                 (c) At the Initial Closing, each of the Purchasers shall have delivered to the Company a certificate of a duly authorized officer of such Purchaser certifying that the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby have been duly authorized by such Purchaser and each of the Purchasers shall have delivered to the Company a copy of the resolutions of the Board of Directors of each Purchaser, authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereunder and thereunder, certified to be in full force and effect on the date of the Initial Closing by an officer of such Purchaser.


                                  ARTICLE VII
                          CONDITIONS TO SECOND CLOSING

                 7.1 Conditions to Obligation to Close. In the event the Company provides the Second Closing Notice to Chesapeake:

                 (a) the obligation of the Company and Chesapeake to consummate the transaction contemplated hereunder at the Second Closing shall be subject to the satisfaction of each of the conditions set forth in Section 6.1(a), (b) and (c) with respect to the Additional Securities and as of the date of Second Closing;

                 (b) the obligation of Chesapeake to consummate the transaction contemplated hereunder at the Second Closing shall be subject to (i) the satisfaction of each of the conditions set forth in Section 6.2(a), (b) (c), (d) (iii), (e) and (f) with respect to the Additional Securities and as of the date of Second Closing, and (ii) the following additional conditions: (i) the consummation of the transactions contemplated hereunder at the Second Closing shall not conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration pursuant to, any term or provision of any loan document of Chesapeake in existence on the date hereof and (ii) since the date of the Initial Closing, there shall not have been any material adverse change in the business, financial condition or operations of the Company and its subsidiaries taken as a whole; and

                 (c) the obligation of the Company to consummate the transaction contemplated hereunder at the Second Closing shall be subject to the satisfaction of each of the conditions set forth in
         Section 6.3(a), (b) and (c) with respect to the Additional Securities and as of the date of Second Closing.


                                  ARTICLE VIII
                                 MISCELLANEOUS

                 8.1 Consent to Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement shall not be amended or waived except upon the written agreement of the Company and the Purchasers.

                 8.2 No Assignment. This Agreement is not assignable by any party without the prior written consent of the other parties hereto. Any purported or attempted assignment in violation of this Section shall be void and unenforceable.

                 8.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 8.4 Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not affect the interpretation of this Agreement.

                 8.5 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed by certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

                 If to the Company, to:

                          Bayard Drilling Technologies, Inc.
                          4005 Northwest Expressway
                          Suite 400E
                          Oklahoma City, Oklahoma  73116
                          Attention: President

                 With a copy to:

                          Baker & Botts, L.L.P.
                          2001 Ross Avenue
                          Suite 700
                          Dallas, Texas  75201
                          Attention: Carlos A. Fierro

                 If to Chesapeake, to:

                          Chesapeake Energy Corporation
                          P.O. Box 18496
                          Oklahoma City, Oklahoma  73154-0456
                          Attention: Marcus C. Rowland

                 With a copy to:

                          Self, Giddens & Lees, Inc.
                          2725 Oklahoma Tower
                          210 Park Avenue
                          Oklahoma City, Oklahoma 73102-5643
                          Attention: Ray Lees

                 If to Energy Spectrum, to:

                          Energy Spectrum Partners LP
                          5956 Sherry Lane
                          Suite 600
                          Dallas, Texas  75225
                          Attention:  Sidney L. Tassin

                 8.6 Governing Law. This Agreement shall be governed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

                 8.7 Entire Agreement. This Agreement and the Related Agreements constitute the entire agreement of the parties concerning the transactions contemplated hereby, and supersede all prior agreements and understandings, written or oral, regarding the subject matter hereof.

                 8.8 Expenses. The Company shall reimburse Energy Spectrum for all costs and expenses incurred by it in connection with the matters contemplated by this Agreement, and Chesapeake shall bear all costs and expenses incurred by it in connection with the matters contemplated by this Agreement.

                 8.9 Public Announcements. Except as set forth in the following sentence, the parties to this Agreement agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties and exercise reasonable efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such parties or (ii) obtain approval of the other parties to the text of a public announcement or statement to be made solely by the Company or one of the Purchasers, as the case may be. Nothing contained in this Section 8.9 shall be construed to require either party to obtain approval of the other parties to disclose information with respect to any disclosure (i) required by applicable law or by any applicable rules, regulations or orders of any governmental authority having jurisdiction or (ii) necessary to comply with disclosure requirements of any applicable stock exchange.

                 8.10 Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate, document, or instrument delivered pursuant to this Agreement shall survive until the Initial Closing.

                 8.11 No Third Party Beneficiaries. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns; and no other person shall acquire or have any rights under or by virtue of this Agreement.

                 8.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 8.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  COMPANY:
                                  -------

                                  BAYARD DRILLING TECHNOLOGIES, INC.



                                  By:/s/ JAMES E. BROWN
                                     -------------------------------------------
                                           James E. Brown
                                           President


                                  PURCHASERS:
                                  ----------

                                  CHESAPEAKE ENERGY CORPORATION



                                  By:/s/ AUBREY K. MCCLENDON
                                     -------------------------------------------
                                        Aubrey K. McClendon
                                        Chairman and Chief Executive Officer


                                  ENERGY SPECTRUM PARTNERS LP

                                  By:      Energy Spectrum Capital LP, General
                                           Partner

                                           By:     Energy Spectrum LLC, General
                                                   Partner


                                                   By:/s/ SIDNEY L. TASSIN
                                                      --------------------------
                                                            Sidney L. Tassin
                                                            President

                                  SCHEDULE 2.1

                 SECURITIES TO BE PURCHASED AT INITIAL CLOSING


          Purchaser                        Security Amount and Type                     Purchase Price
 --------------------------   ---------------------------------------------------  ------------------------
 Chesapeake                   500,000 shares of Common Stock                                  $7,000,000

                              $18,000,000 aggregate principal amount of Notes                $18,000,000

                              Series A Warrant for the Purchase of 350,000 shares of Common Stock

                              Series B Warrant for the Purchase of 400,000 shares of Common Stock

                                                                                   ------------------------
                                           Aggregate Purchase Price                          $25,000,000
                                                                                   ========================



 Energy Spectrum              70,000 shares of Common Stock                                     $980,000

                              $2,520,000 aggregate principal amount of Notes                  $2,520,000

                              Series A Warrant for the purchase of 49,000 shares of Common Stock

                              Series B Warrant for the purchase of 56,000 shares of Common Stock

                                                                                   ------------------------
                                           Aggregate Purchase Price                           $3,500,000
                                                                                   ========================
